COLUMBIA MANAGEMENT COMPANY

                                                                      Exhibit 10


December 17, 1997



The Trustees
CMC Fund Trust
1300 S.W. Sixth Avenue
P.O. Box 1350
Portland, Oregon   97207-1350

     As general counsel to Columbia Management Co. (the "Advisor"), the investment advisor to CMC Fund Trust (the "Trust"), I have had responsibility for the preparation and filing of the Fund's Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and the Investment Company Act of 1940 covering an indefinite number of shares of the CMC Short Term Bond Fund (the "Fund"), a portfolio of the Trust, pursuant to Rule 24f-2. I have reviewed the corporate action of the Trust in connection with this matter and have examined those documents, corporate records and other instruments I deemed necessary for purposes of this opinion.

     Based upon the foregoing, it is my opinion that:

     1. The Trust has been duly organized and is validly existing as a business trust under the laws of the State of Oregon;

     2. An unlimited number of Shares of the Trust have been duly authorized;
and

     3. Shares of the Trust representing a beneficial interest in the Fund, when issued and sold in the manner described in the Fund's Prospectus included with the Registration Statement and in accordance with resolutions adopted by the Trustees of the Trust, and when payment therefor shall have been received by the Trust, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   JEFF B. CURTIS

                                   Jeff B. Curtis
                                   General Counsel